[ARTICLE] 5
[LEGEND]
Registrant is a limited partnership which invests in real estate. In accordance with industry practice, its balance sheet is unclassified. For full information, refer to the accompanying unaudited financial statements.
[/LEGEND]

[PERIOD-TYPE]                   6-MOS
[FISCAL-YEAR-END]                          OCT-31-2000
[PERIOD-END]                               APR-30-2000
[CASH]                                       1,623,153
[SECURITIES]                                         0
[RECEIVABLES]                                        0
[ALLOWANCES]                                         0
[INVENTORY]                                          0
[CURRENT-ASSETS]                                     0
[PP&E]                                               0
[DEPRECIATION]                                       0
[TOTAL-ASSETS]                               8,373,603<F1>
[CURRENT-LIABILITIES]                                0
[BONDS]                                              0
[PREFERRED-MANDATORY]                                0
[PREFERRED]                                          0
[COMMON]                                             0
[OTHER-SE]                                   8,177,820<F2>
[TOTAL-LIABILITY-AND-EQUITY]                 8,373,603<F3>
[SALES]                                              0
[TOTAL-REVENUES]                               576,158<F4>
[CGS]                                                0
[TOTAL-COSTS]                                        0
[OTHER-EXPENSES]                               364,466
[LOSS-PROVISION]                                     0
[INTEREST-EXPENSE]                                   0
[INCOME-PRETAX]                                211,692
[INCOME-TAX]                                         0
[INCOME-CONTINUING]                            211,692
[DISCONTINUED]                                       0
[EXTRAORDINARY]                                      0
[CHANGES]                                            0
[NET-INCOME]                                   211,692
[EPS-BASIC]                                       2.05<F5>
[EPS-DILUTED]                                        0

<F1>In addition to cash, total assets include net investments in real estate of $6,585,159 and other assets of $165,291.
<F2>Represents partners' capital.
<F3>Liabilities include accounts payable and other liabilities of $195,783.
<F4>Total revenues included rent of $543,393 and interest and other revenue of $32,765.
<F5>Represents net income per Unit of limited partnership interest.